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   THIS INFORMATION HAS BEEN PREPARED SOLELY FOR INFORMATION PURPOSES AND
   IS NOT AN OFFER TO BUY OR SELL OR SOLICITATION OF AN OFFER TO BUY OR
   SELL ANY SECURITY OR INSTRUMENT OR TO PARTICIPATE IN ANY TRADING
   STRATEGY. NO REPRESENTATION OR WARRANTY CAN BE GIVEN WITH RESPECT TO
   THE ACCURACY OR COMPLETENESS OF THE INFORMATION, OR THAT ANY FUTURE
   OFFER OF SECURITIES WILL CONFORM TO THE TERMS HEREOF. IF ANY SUCH
   OFFER OF SECURITIES IS MADE, IT WILL BE MADE PURSUANT TO A DEFINITIVE
   PROSPECTUS AND PROSPECTUS SUPPLEMENT, PREPARED BY THE DEPOSITOR, WHICH
   WILL CONTAIN MATERIAL INFORMATION NOT CONTAINED HEREIN AND TO WHICH
   PROSPECTIVE PURCHASERS ARE REFERRED. IN THE EVENT OF ANY SUCH
   OFFERING, THIS INFORMATION SHALL BE DEEMED SUPERSEDED IN ITS ENTIRETY
   BY SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY DECISION TO INVEST
   IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS
   AND PROSPECTUS SUPPLEMENT. DEUTSCHE BANK SECURITIES INC., MORGAN
   STANLEY, AND GMAC COMMERCIAL HOLDING CAPITAL MARKETS CORP. ANY EXPRESS
   OR IMPLIED REPRESENTATIONS OR WARRANTIES FOR, STATEMENTS CONTAINED IN,
   AND OMISSIONS FROM, THIS INFORMATION.

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

PROPERTY NAME                                 CURRENT BALANCE       REMAINING TERM        DSCR                  LTV
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Rail Central                                   7,080,000.00              52               1.31                 71.35
General Motors Building                      180,000,000.00              56               2.38                 43.27
West Volusia Regional Shopping Center         14,500,000.00              56               1.65                 70.73
Holiday Inn Express - Coldwater                3,975,746.94              56               1.63                 69.75
125 West 55th Street                         100,000,000.00              57               1.58                 64.52
Two Detroit Center Garage                     26,425,720.20              58               1.42                 71.42
Madison Square I and II                       17,400,000.00              58               1.26                 66.54
3301 N. Buffalo Drive                         57,750,000.00              59               1.57                 73.36
Windsor Hospitality Portfolio                 92,891,276.28              65               1.38                 74.67
Clear Creek Square                             7,500,000.00              81               1.43                 65.22
Southgate Retail Centers                       3,553,023.25             113               1.28                 74.02
U-Haul Portfolio Rollup                       10,381,147.33             114               1.39                 60.18
340 Morgan Ave                                 5,160,914.32             115               1.46                 69.74
1075 Metropolitan Ave                          3,970,170.17             115               1.28                 70.90
AviStar Parking - Hartford Bradley            21,600,000.00             115               1.25                 80.00
